                                 SCHEDULE 14A
                                (RULE 14A-101)

                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


                          Filed by the Registrant [X]

                 Filed by a Party other than the Registrant []

                         Check the appropriate box [X]

                       [  ] Preliminary Proxy Statement
      [  ] Confidential, For Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))
                        [  ] Definitive Proxy Statement
                     [  ] Definitive Additional Materials
        [X] Soliciting Material Pursuant Rule 14a-11(c) or Rule 14a-12

                             BLAZE SOFTWARE, INC.
                             --------------------
               (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (4) Proposed maximum aggregate value of transactions: (5) Total fee paid.

[ ] Fee paid previously with preliminary materials. [ ] Check box of any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:  (2) Form, Schedule or Registration Statement No.:
(3) Filing Party:  (4) Date Filed:

To Blaze staff:

I'm sure today's news was quite a surprise. As I was involved in the discussions prior to the announcement, I thought everyone would like to hear my views about why this merger is a good deal for us.

1.  We'd Ride The Mobile Wave

It is obvious to many people that there is a new wave in mobile computing, the ubiquitous Internet as it were. Clearly, personalized mobile Internet transactions will be required and this means business rules like in Advisor. Rather than cede mind share on mobile to others, this merger would put us right in the middle of it. Brokat already has connectivity software for WAP (Wireless Application Protocol), SMS (Short Message System - used in 2 way pagers), and demos that illustrate secure mobile phone and smart card access to Twister-powered financial applications.


Brokat is the founder of The Mobile Signature Consortium - to develop a standard for non-repudiable digital signatures over wireless devices - crucial for mobile commerce to work. They have patented technology for mobile authentication.

2.  We'd Get An Applications Story

During my 2+ years at Blaze, many have frequently stated - "we need applications built around Advisor". Why? - because applications are ultimately what enterprises want, you can charge more, and as a result, the Blaze market value proposition is higher. As a result of the merger, we'd get 5 applications ready to be Blazed - retail brokerage, retail banking, cash management for small businesses, mobile commerce, and bill presentment.

3.  It Would Be Consistent With Our Message

What is our message? Beyond Personalization through business process personalization, true 1:1, enterprise consistency, and adaptive applications. Brokat is all about delivering e-services applications through the Twister platform. Their plans call for adding powerful adaptive CRM (Customer Relationship Management - where true 1:1 is delivered) technology and they already have multi-channel connectivity. They have a partnership with Vignette, a leading content management vendor.

During the past year we have said that rules can leverage the information in an enterprise and can deliver consistency across touchpoints. Yet this was done through customer-developed software. With Twister, we would fit into a software platform that already has all the enterprise data links (way more than we do) and as stated earlier, they have software to deliver business logic (read Blaze) to every conceivable customer touchpoint.

4.  The Merger Partners Are Very Strong Technology Companies

Brokat is the leader in E-Services applications for financial services enterprises in Europe. Why?

Because they have a platform that guarantees the security of financial transactions, is robust enough to handle large volumes without data corruption, and can easily link into a diverse set of financial back ends. Their engineering team is strong and capable - it knows what it is doing.

GemStone wins deal after deal over BEA or IBM when the application requires high levels of scaling and the absolute fastest performance. Through their Extreme Clustering (TM) and Persistent Cache Architecture technology, they have the architecture that sophisticated buyers know will work - an architecture business systems can rely on.

In addition, GemStone is expert in object-oriented design and architecture with a particular focus on EJB. They run an EJB boot camp and freely distribute EJB design patterns. Those employees working in our consulting organization know the value our customers place on reliable advice on EJB architecture - with the merger, we would have access to this expertise which will improve time-to-production for our customers.

5.  We'd Get Global System Integrators

To date, Blaze has only scratched the surface in getting the attention of major systems integrators - the ones who do big projects and recommend key software components. Brokat is working with or has relationships with KPMG, Andersen, Deloitte and Touche, and others. With Blaze+GemStone+Brokat, potentially even more attention would be paid to us.

6.  Our Product Focus and Customer Markets Would Remain Untouched

Our job is to produce Blaze (now Twister) Advisor Solutions Suite and continue our leadership in the rules-based Internet infrastructure space. In the future, we would continue to sell into every market that we do today including the OEM and ASP channel. As the calendar unfolds, we'll work to better integrate Advisor into Twister.

As much of our business comes from financial services, this would be very complementary to Brokat's vertical focus on financial services - so we'd have more to sell and at higher levels.


Everything that we believe today about Advisor remains true. Brokat has no competing rule technology nor does GemStone.

We would continue to sell and enhance and support Advisor just as we always intended to - there is no change. Advisor would remain an open technology - suitable for application servers from nay vendors including BEA, IBM, Microsoft and others.

7.  We'd Get Stronger in Geographies Where We Are Not Today

Blaze derives most of its revenue from the United States. We concentrate most of our management, marketing and sales here. Thus, the European market hasn't gotten the attention commensurate with its potential. With the merger, this would change completely and European Advisor sales would have a much brighter future. In addition, Brokat has a presence in Singapore - a major financial center - where we have no presence.

8.  Brokat's US HQ would be in San Jose at 150 Almaden

It says something when the Brokat CEO relocates (with his family) to California (he bought a house in Los Altos Hills before the deal was concluded). It is not uncommon for successful European software companies to establish a US headquarters in Silicon Valley (e.g. Intershop). We are amidst the pool of innovation and talent. We wouldn't be some faraway subsidiary -we'd be involved all the time. To be a global company, Brokat needs a strong US presence -and we'd be it (along with GemStone).

Summary

Believe me, I don't have all the answers nor do I know everything that will transpire over the coming months. There will be lots of new people to meet and work with. Some travel may be required to Oregon or Stuttgart or Paderborn. I've been to Stuttgart and it is a pleasant town in a beautiful area of Germany. The Brokat staff was friendly and professional. Every meeting was conducted in English.

Things will go much better for all of us if we:

* Continue to deliver quality products and services per our plans
* Support our customers to our utmost professionalism
* Continue to recruit top-flight talent
* Work in a professional way with the integration teams staffed by Brokat, Blaze and Gemstone

This merger would give us a chance to fulfill the goals we have been working toward. So, let's get on with it.


Eric

Eric L Kintzer
VP and CTO, Blaze Software
+1 (408) 535-1507 (w)
ekintzer@blazesoft.com

Everyone--Eric's e-mail contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, and new rules from the Securities Exchange Commission make it important that you are notified about the risks associated with forward-looking statements.

Forward-looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in Eric's e-mail and include statements concerning the parties' intent, belief or current expectations regarding future events, including the transactions, competition in the industry, changing technology and future demand for products, changes in business strategy or development plans, ability to attract and retain qualified personnel, worldwide economic and business conditions, sales opportunities, marketing plans, future customers, partnership opportunities, trends affecting the financial condition or results of operations of each of Blaze, Brokat and GemStone, and operational plans.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. There can be no assurance that Eric's expectations will prove correct. Accordingly, you should not place undue reliance on these forward-looking statements. Also, remember that these statements speak only as of the date of Eric's e-mail.


Please refer to Blaze's filings with the SEC, including the IPO prospectus dated March 22, 2000, and the proxy statement that we will be filing in connection with the proposed merger, for a discussion of these and other important risk factors concerning Blaze and its operations.

Filings with the Securities and Exchange Commission

Brokat plans to file a Registration Statement on Form F-4 with the SEC in connection with the Blaze transaction. The Form F-4 will contain an exchange offer prospectus, a proxy statement for Blaze's special meeting and other documents. Blaze plans to mail the proxy statement/prospectus contained in the Form F-4 to its stockholders. The Form F-4 and proxy statement/prospectus will contain important information about Brokat, Blaze, the Blaze transaction and related matters. Investors and stockholders should read the proxy statement/prospectus and the other documents filed with the SEC in connection with the Blaze transaction carefully before they make any decision with respect to the Blaze transaction. A copy of the merger agreement with respect to the Blaze transaction has been filed by Blaze as an exhibit to its Form 8-K dated June 20, 2000. The Form F-4, the proxy statement/prospectus, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available when filed free of charge at the SEC's web site at www.sec.gov. In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the SEC in connection with the Blaze transaction will be made available to investors free of charge by calling or writing to:

Brokat Infosystems AG
Silke Simon
Head of Investor Relations
Industriestr.3
70565 Stuttgart, Germany
Phone: +49-711-78844 298
Email: Silke.Simon@Brokat.com

Blaze Software, Inc.
Gary Shroyer
Investor Relations Department
150 Almaden Blvd.
San Jose, CA 951134
(408) 535-1757

In addition to the Form F-4, the proxy statement/prospectus and the other documents filed with the SEC in connection with the Blaze transaction, Blaze is obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

Solicitation of Proxies; Interests of Certain Persons in the Transaction
------------------------------------------------------------------------

The identity of the people who, under SEC rules, may be considered "participants in the solicitation" of Blaze stockholders in connection with the proposed merger, and a description of their interests, is available in an SEC filing on
Schedule 14A made by Blaze on June 21, 2000.

Merger FAQ

I'm a Blaze customer. What does this mean for me?
With the acquisition, Blaze's technologies and products would become members of a greater family of e-business software products we call the e-services platform. You will not only have access to Blaze's existing products, but will benefit from their integration into Brokat's leading Twister platform, especially as a link between multi-channel e-front office and CRM applications. Blaze products will continue to be available individually.

I'm a business partner of one of the three companies. How does this benefit me? Systems integrators, VARs, and application vendors will appreciate the more robust and complete Twister platform as a cornerstone for their customers' e-business applications. For ISVs, this transactions brings together what they have asked for: the EJB and the CORBA enterprise application server, the multi-channel interaction, the enterprise application integration, and the enhanced CRM functionality.

I'm a Blaze stockholder. When will Brokat list on the Nasdaq and how can I exchange Blaze stock for Brokat stock?
The timing heavily depends on the review by the SEC of the Brokat filing. This process will probably last until September or October. Assuming that stockholders vote to approve the merger, after the filing is declared effective, the merger would be consumated and the Blaze shares could be exchanged into Brokat ADS through an exchange agent.

What are the implications of Brokat's shares being traded as ADSs (American Depository Shares)?
Brokat plans to seek quotation of the ADSs on Nasdaq. A US listing would enable the shares to be traded on local market exchanges. The shares and dividends would be denominated in US dollars.

How much will Brokat pay for Blaze and GemStone?
Blaze: 2,334 million shares or about $535 million. GemStone: 4,651 million shares or about $263 million.

What will Blaze CEO Tom Kelly's role be?
Tom Kelly would serve as chairman of Brokat's US operations.

What will Stefan Rover's role be?
Stefan Rover would remain the CEO of the company as a member of the executive committee of Brokat AG and will have a seat in Brokat, Inc.'s board. He will relocate to San Jose.

Where will Brokat be headquartered?
Brokat's corporate headquarters would remain in Stuttgart and the US operation would be headquartered in San Jose.

How many employees will the company have in total?
With R&D, Sales, and Services each staffed at about 300 employees worldwide, plus 150 staff in G&A, the new Brokat will have grown to more than 1,000 employees by this transaction.

Why is Brokat doing this?
Listening to customer requests and analysts' consultations, Brokat has realised that it needs both a leading-edge, standards-compliant EJB server as well as a strengthening of its CRM capabilities, especially in multi-channel e-front-offices. Also, we have realised that it will ultimately succeed only if it strengthens its position in its industry's core market, the US. Since it would take too much time and resources to achieve this through organic growth, Brokat is excited about merging with Blaze and GemStone.

I heard that Brokat provides wireless commerce solutions. Will this still be true?
Yes. Brokat's Twister platform combines technology and business logic. Brokat has developed horizontal business services such as payment and billing that it can provide across all interactive customer channels, from the Web to mobile devices. A new breed of e-business customers want mobile, wireless transactions. Among them are mobile phone companies, with which Brokat has won a number of high-end projects.

What does Brokat mean by "blueprint for e-business"?
Brokat supplies software infrastructure and applications for companies that provide transactional services over electronic delivery channels ("e-services"). Unlike other software vendors offering individual pieces of the puzzle, Brokat delivers integrated e-business solutions that combine technology and business infrastructure with applications. Vertically, Brokat focuses on financial applications such as banking, brokerage and payment. Horizontally, Brokat specializes in integrating electronic delivery channels such as the Internet and mobile phones, with an emphasis on mobile authentication ("meSign").

For more information, please contact:
Lesley Casillas, Edelman Public Relations Worldwide:
312.240.2742, lesley casillas@edelman.com
              ---------------------------

Bill Seawick, Blaze Software:
408.275.6900, bseawick@blazesoft.com
              ----------------------

This document contains statements that constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical information or statements of current condition. These statements appear in a number of places in this document and include statements concerning the parties' intent, belief or current expectations regarding future events, including: the transactions; other transactions to which the parties may be a party; competition in the industry; changing technology and future demand for products; changes in business strategy or development plans; ability to attract and retain qualified personnel; worldwide economic and business conditions; regulatory, legislative and judicial developments; financing plans; and trends affecting the parties' financial condition or results of operations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those in the forward-looking statements as a result of various factors. Although managements of the parties believe that their expectations reflected in the forward-looking statements are reasonable based on information currently available to them, they cannot assure you that the expectations will prove to have been correct. Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of the date of this document. The parties undertake no obligation to revise or update any of them to reflect events or circumstances after the date of this document, or to reflect new information or the occurrence of unanticipated events. Please refer to Blaze's filings with the SEC, including its prospectus dated March 22, 2000, and the proxy statement to be filed in connection with the proposed merger, for a discussion of these and other important risk factors concerning Blaze, its operations and the proposed merger.

Filings with the Securities and Exchange Commission

Brokat plans to file a Registration Statement on Form F-4 with the SEC in connection with the Blaze transaction. The Form F-4 will contain an exchange offer prospectus, a proxy statement for Blaze's special meeting and other documents. Blaze plans to mail the proxy statement/prospectus contained in the Form F-4 to its stockholders. The Form F-4 and proxy statement/prospectus will contain important information about Brokat, Blaze, the Blaze transaction and related matters. Investors and stockholders should read the proxy statement/prospectus and the other documents filed with the SEC in connection with the Blaze transaction carefully before they make any decision with respect to the Blaze transaction. A copy of the merger agreement with respect to the Blaze transaction has been filed by Blaze as an exhibit to its Form 8-K dated June 20, 2000. The Form F-4, the proxy statement/prospectus, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available when filed free of charge at the SEC's web site at www.sec.gov. In addition, the proxy statement/prospectus, the Form 8-K and all other documents filed with the SEC in connection with the Blaze transaction will be made available to investors free of charge by calling or writing to:

Brokat Infosystems AG
Silke Simon
Head of Investor Relations
Industriestr.3
70565 Stuttgart, Germany
Phone: +49-711-78844 298
Email: Silke.Simon@Brokat.com

Blaze Software, Inc.
Gary Shroyer
Investor Relations Department
150 Almaden Blvd.
San Jose, CA 951134
(408) 535-1757

In addition to the Form F-4, the proxy statement/prospectus and the other documents filed with the SEC in connection with the Blaze transaction, Blaze is obligated to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements and other information filed with the SEC at the SEC's public reference rooms at 450 Fifth

Street, N.W., Washington, D.C. 20549 or at the other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at http//www.sec.gov.

Solicitation of Proxies; Interests of Certain Persons in the Transaction
------------------------------------------------------------------------

The identity of the people who, under SEC rules, may be considered "participants in the solicitation" of Blaze stockholders in connection with the proposed merger, and a description of their interests, is available in an SEC filing on
Schedule 14A made by Blaze on June 21, 2000.